Exhibit 99.1

July 27, 2011

NEWS RELEASE

US GOLD APPOINTS WILLIAM FAUST

CHIEF OPERATING OFFICER

TORONTO, ONTARIO (July 27, 2011) US GOLD CORPORATION (NYSE: UXG) (TSX: UXG) is pleased to announce the appointment of William Faust as Chief Operating Officer, effective August 1, 2011. Mr. Faust will direct US Gold’s mining operations in Mexico and Nevada, including the development, construction and operation of the El Gallo and Gold Bar projects.  Mr. Faust has over 30 years of engineering and management experience, particularly in open pit mining in Mexico and the Western United States.

Mr. Faust most recently served as Senior Vice President and Chief Operating Officer of Crystallex International. Prior to his tenure at Crystallex he served as Vice President Operations for Nevada Pacific Gold and was also President of Pan American Silver’s Mexican operations, in charge of expanding the La Colorada underground silver mine in Zacatecas. From 2001 to 2003 he was Vice President, Operations at Corner Bay Silver where he led the development of the Alamo Dorado open pit silver mine in Sonora, Mexico.

As Vice President Operations of Eldorado Gold from 1997 to 2001, Mr. Faust was in charge of two operating mines in Mexico and Brazil with over 700 employees producing 180,000 ounces of gold annually. Mr. Faust previously held a number of operating and engineering roles with companies in Nevada and elsewhere.

A Vietnam veteran, Mr. Faust also served in the US Navy and more recently the Navy Reserve, where he held various positions over a 26-year career. As Navigator aboard the USS Wichita, Mr. Faust supervised the 10-man Navigation Department in safe navigation of the Pacific Ocean. As an engineering officer aboard the USS Navasota, Mr. Faust was in charge of a 40-man electrical, auxiliaries and fuel transfer division. In 1999, Mr. Faust retired as a Captain (O-6).

Mr. Faust is a Registered Professional Engineer in New Mexico, and holds an MBA Finance, Management from Western New Mexico University, a BS, Mining Engineering from New Mexico Tech and a BS, Civil Engineering from the University of New Mexico.

The board and management of US Gold are pleased to welcome Mr. Faust to the company as we continue to grow.

ABOUT US GOLD (www.usgold.com)

US Gold’s objective is to qualify for inclusion in the S&P 500 by 2015. US Gold explores for gold and silver in the Americas and is advancing its El Gallo Project in Mexico and its Gold Bar Project in Nevada towards production. US Gold’s shares are listed on the NYSE and the TSX under the symbol UXG, trading 1.9 million shares daily during the past twelve months. US Gold’s shares are included in S&P/TSX and Russell indices and Van Eck’s Junior Gold Miners ETF. Rob McEwen, Chairman and CEO, owns 20% of the shares of US Gold. On June 14, 2011 the Company announced that Mr. McEwen proposed to combine the Company with Minera Andes Inc to create a high growth, low-cost, mid-tier silver producer focused on the Americas.

Certain statements contained herein and subsequent oral statements made by and on behalf of the Company may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “intends,” “anticipates,” “believes,” “expects” and “hopes” and include, without limitation, statements regarding the Company’s results of exploration, plan of business operations, potential contractual arrangements, receipt of working capital, anticipated revenues and related expenditures. Factors that could cause actual results to differ materially include, among others, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and other filings with the

Securities and Exchange Commission, under the caption “Risk Factors”. Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward looking statements, whether as a result of new information, future events or otherwise.

For further information contact:

Jenya Meshcheryakova Investor Relations Tel: (647) 258-0395 Toll Free: (866) 441-0690 Fax: (647) 258-0408	Mailing Address 99 George Street, 3rd Floor Toronto, ON M5A 2N4 E-mail: info@usgold.com